SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 11, 1997

                            PEASE OIL AND GAS COMPANY
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Nevada                       0-6580             84-0285520
 ---------------------------     -------------------    ------------------
(State or other jurisdiction    (Commission File No.)  (I.R.S. Employer
 of incorporation)                                      Identification No.)



751 Horizon Court, Suite 203, Grand Junction, Colorado           81506-8718
------------------------------------------------------           ----------
     (Address of principal executive offices)                    (Zip Code)


Registrant telephone number including area code:  (970) 245-5917
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Item 5.  OTHER EVENTS.

     June 11, 1997 marked the tenth consecutive trading day on which the closing sales price as reported by NASDAQ was in excess of $13. As a result, all 96,487 outstanding shares of Registrant's Series A Convertible Preferred Stock automatically converted into a total of 308,699 shares of the Registrant's Common Stock and 308,699 Common Stock Purchase Warrants pursuant to provisions in the Articles of Incorporation of the Registrant. The Common Stock Purchase Warrants entitle the holder to purchase one share of the Registrant's Common Stock at $6.00 per share and expire on August 13, 1998. The Registrant's Common Stock and the Warrants are both traded on the NASDAQ Stock Market.

     The conversion rate for each share of Preferred Stock was 3.1875 shares of Common Stock and Warrants for each share of Preferred Stock, reflecting the liquidation value and all accrued unpaid dividends on the Preferred Stock. As a result of the automatic conversion, the Preferred Stock will no longer trade on NASDAQ.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibits are filed as a part of this report.

      (a) Exhibits.

          Exhibit 3(i)   Amendment   to   Article   IV  of   the   Articles   of
                         Incorporation as filed with the Nevada Secretary of State, increasing the authorized shares of Common Stock of the Registrant to 40,000,000 shares, $0.10 par value.

          Exhibit 99     Press  Release  dated  June  11,  1997   reporting  the
                         conversion   of   outstanding   Series  A   Convertible
                         Preferred Stock into Common Stock and Warrants.




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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 1997

                                          PEASE OIL AND GAS COMPANY



                                          By /s/ Willard H. Pease, Jr.
                                             -----------------------------------
                                                 Willard H. Pease, Jr. President






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


                                  EXHIBIT INDEX

Exhibit   Description                                                  Page  No.
--------  -------------                                               ----------

3(i)      Amendment   to   Article   IV  of   the   Articles   of
          Incorporation as filed with the Nevada Secretary of State, increasing the authorized shares of Common Stock of the Registrant to 40,000,000 shares, $0.10 par value.

99        Press  Release  dated  June  11,  1997   reporting  the
          conversion   of   outstanding   Series  A   Convertible
          Preferred Stock into Common Stock and Warrants.










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